UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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QUINCY GOLD CORP.
(Name of Registrant as Specified in its Charter)

NONE
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120 Adelaide Street West
Suite 512, Toronto
Ontario, Canada M5H 1T1
Telephone Number (416) 366-7871

ADDENDUM TO
PROXY STATEMENT
RELATING TO
SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 1, 2005

PLAN BENEFITS

2003 Key Employee Stock Option Plan (as amended)

Name and Position	Dollar Value[1]	Number of Units
	($)
Daniel T. Farrell, Chairman, CEO, Secretary and Director	$0.25	95,000

Art D. Ettlinger, President, COO and Director	$0.45	500,000

James N. Fairbairn	$0.25	100,000

Executive Group	$0.372	695,000

Non-Executive Director Group	$0.25	760,000

Non-Executive Officer Employee Group	$0.304	1,065,000
1 Weighted Average Exercise Price.

Option Grants as of March 4, 2005 are summarized as follows:

Name of Beneficial Owner	Title/Relationship to Company	Options	Pricing
Daniel T. Farrell	Chairman, Chief Executive Officer, Secretary and Director	220,000[1,2]	$0.25
James Fairburn	Chief Financial Officer	100,000[2]	$0.25
Thomas Skimming	Director	220,000[2]	$0.25
George Cole	Director	220,000[2]	$0.25
William C. Utterback	Director	100,000[2]	$0.25
John Cullen	Director	220,000[2]	$0.25

William Sheriff	17% shareholder	220,000[2]	$0.25
Murray Black	Corporate Consultant	220,000[2]	$0.25
Kathy Turek	Project Geologist	75,000[2,3]	$0.25
John Legg	Legal Counsel	75,000[2]	$0.25
Kathy Turek	Project Geologist	75,000[4]	$0.45
David Rowe	Project Geologist	150,000[4]	$0.45
	Total	1,895,000
1 Of which 125,000 have been exercised.
2 Vesting is 25% every 6 months beginning January 1, 2004. All options expire December 3, 2008.
3 Of which 56,250 have been exercised.
4 Vesting is 25% every 6 months beginning July 13, 2004. All options expire January 13, 2009.

Proposed Option Grants as of March 4, 2005 (subject to shareholder approval) are summarized as follows:

Name of Beneficial Owner	Title/Relationship to Company	Options	Pricing
Robert Mackay	Consulting Geologist	250,000	$0.30[1]
Art. D. Ettlinger	President, Chief Operating Officer and Director	500,000	$0.45[1]
	Total	750,000
1 Vesting is 25% every 6 months beginning April 1, 2004. All options expire October 31, 2009.
2 Vesting is 25% every 6 months beginning August 1, 2005. All options expire February 1, 2010.

The market value of the common shares underlying the options as of March 4, 2005 was $0.75 per share (the closing price of the common shares on the OTC Bulletin Board as reported by NASDR, Inc.)